EFFECTIVE AUGUST 23RD, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2006
THE TOWN AND COUNTRY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-12056	52-6613091

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 East Lombard Street, Baltimore, MD	21202

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (410) 539-7600
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously announced, The Town and Country Trust (the “Trust”) has entered into an agreement and plan of merger, dated December 19, 2005 (the “Merger Agreement”) among the Trust, The TC Operating Limited Partnership, Magazine Acquisition GP LLC, Magazine Acquisition LP and Magazine Acquisition LLC (“Magazine Acquisition”). Pursuant to the merger agreement, the Trust is required, no later than the Merger Effective Time (as such term is defined in the Merger Agreement), to take action to terminate the Trust’s Dividend Reinvestment and Share Purchase Plan (the “DRSPP”). Accordingly, the Trust has announced the termination of the DRSPP, effective as of February 16, 2006.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired.
          Not applicable.
     (b) Pro forma financial information
          Not applicable.
     (c) Exhibits
     The Exhibits to this Current Report are listed in the Exhibit Index on Page 3, which Exhibit Index is incorporated herein by this reference.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TOWN AND COUNTRY TRUST

By:	/s/ Alan W. Lasker

Alan W. Lasker Senior Vice President and Chief Financial Officer
Dated: February 16, 2006